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                       CUSTODIAN CONTRACT
                             Between
               ALLIANCE TAX-FREE INCOME FUND, INC.
                               and
               STATE STREET BANK AND TRUST COMPANY



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                        TABLE OF CONTENTS
                                                           Page


1.    Employment of Custodian and Property to be Held By
      It.....................................................1

2.    Duties of the Custodian with Respect to Property
      of the Fund Held by the Custodian......................2
      2.1    Holding Securities..............................2
      2.2    Delivery of Securities..........................3
      2.3    Registration of Securities .....................8
      2.4    Bank Accounts...................................9
      2.5    Payments for Shares.............................9
      2.6    Availability of Federal Funds..................10
      2.7    Collection of Income...........................10
      2.8    Payment of Fund Monies.........................11
      2.9    Liability for Payment in Advance of
             Receipt of Securities Purchased................14
      2.10   Payments for Repurchases or Redemptions
             of Shares of the Fund..........................14
      2.11   Appointment of Agents..........................15
      2.12   Deposit of Fund Assets in Securities System....15
      2.12A  Fund Assets Held in the Custodian's Direct
             Paper System...................................18
      2.13   Segregated Account.............................20
      2.14   Ownership Certificates for Tax Purposes........22
      2.15   Proxies........................................22
      2.16   Communications Relating to Portfolio
             Securities.....................................22
      2.17   Proper Instructions............................23
      2.18   Actions Permitted Without Express Authority....24
      2.19   Evidence of Authority..........................25

3.    Duties of Custodian With Respect to the Books of
      Account and Calculation of Net Asset Value and
      Net Income............................................25

4.    Records...............................................26

5.    Opinion of Fund's Independent Accountants.............27

6.    Reports to Fund by Independent Public Accountants.....27

7.    Compensation of Custodian.............................27

8.    Responsibility of Custodian...........................28

9.    Effective Period, Termination and Amendment...........29

10.   Successor Custodian...................................31



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11.   Interpretive and Additional Provisions................32

12.   Additional Funds......................................33

13.   Massachusetts Law to Apply............................33

14.   Prior Contracts.......................................33



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                       CUSTODIAN CONTRACT



         This Contract between Alliance Tax-Free Income Fund,

Inc., a corporation organized and existing under the laws of

Maryland, having its principal place of business at 1345 Avenue of the Americas, New York, New York 10105 hereinafter called the

"Fund", and State Street Bank and Trust Company, a Massachusetts

trust company, having Its principal place of business at 225

Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                           WITNESSETH:

         WHEREAS, the Fund is authorized to issue shares in

separate series, with each.such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Fund intends to initially offer shares in

five series, the California Portfolio, High Bracket Tax Free

Portfolio, High Income Tax Free Portfolio, Insured California

Portfolio, and New York Portfolio (such series together with all other series subsequently established by the Fund and made

subject to this Contract in accordance with paragraph 12, being herein referred to as the "Portfolio(s)");

         NOW THEREFORE, in consideration of the mutual covenants

and agreements hereinafter contained, the parties hereto agree as follows:




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1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian

of the assets of the Portfolios of the Fund pursuant to the

provisions of the Articles of Incorporation. The Fund on behalf of the Portfolio(s) agrees to deliver to the Custodian all

securities and cash of the Portfolios, and all payments of

income.$payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s)

from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the

meaning of Section 2.17), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-

custodians, but only in accordance with SLn applicable vote by the Board of Directors of the Fund on behalf of the applicable

Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

2.       Duties of the Custodian with Respect to Property of the

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Fund Held By the Custodian

2.1      Holding Securities. The Custodian shall hold and

         physically segregate for the account of each Portfolio

         all non-cash property, including all securities owned by

         such Portfolio, other than (a) securities which are

         maintained pursuant to Section 2.12 in a clearing agency

         which acts as a securities depository or in a book-entry

         system authorized by the U.S. Department of the

         Treasury, collectively referred to herein as "Securities

         System" and (b) commercial paper of an issuer for which

         State Street Bank and Trust Company acts as issuing and

         paying agent ("Direct Paper") which is deposited and/or

         maintained in the Direct Paper System of the Custodian

         pursuant to Section 2.12A.

2.2      Delivery of Securities. The Custodian shall release and

         deliver securities owned by a Portfolio held by the

         Custodian or in a Securities System account of the

         Custodian or in the Custodian's Direct Paper book entry

         system account ("Direct Paper System Account") only upon

         receipt of Proper Instructions from the Fund on behalf

         of the applicable Portfolio, which may be continuing

         instructions when deemed appropriate by the parties, and

         only in the following cases:

              1)   Upon sale of such securities for the account

                   of the Portfolio and receipt of payment

                   therefor;

              2)   Upon the receipt of payment in connection with

                   any repurchase agreement related to such

                   securities entered into by the Portfolio;

              3)   In the case of a sale effected through a

                   Securities System, in accordance with the

                   provisions of Section 2.12 hereof;

              4)   To the depository agent in connection with

                   tender or other similar offers for securities

                   of the Portfolio;

              5)   To the issuer thereof or its agent when such

                   securities are called, redeemed, retired or

                   otherwise become payable; provided that, in

                   any such case, the cash or other consideration

                   is to be delivered to the Custodian;

              6)   To the issuer thereof, or its agent, for

                   transfer into the name of the Portfolio or

                   into the name of any nominee or nominees of

                   the Custodian or into the name or nominee name

                   Of any agent appointed pursuant to Section

                   2.11 or into the name or nominee name of any

                   sub-custodian appointed pursuant to Article 1;

                   or for exchange for a different number of

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                   bonds, certificates or other evidence

                   representing the same aggregate face amount or

                   number of units; provided that, in any such

                   case, the new securities are to be delivered

                   to the Custodian;

              7)   Upon the sale of such securities for the

                   account of the Portfolio, to the broker or its

                   clearing agent, against a receipt, for

                   examination in accordance with "street

                   delivery" custom; provided that in any such

                   case, the Custodian shall have no

                   responsibility or liability for any loss

                   arising from the delivery of such securities

                   prior to receiving payment for such securities

                   except as may arise from the Custodian's own

                   negligence or willful misconduct;

              8)   For exchange or conversion pursuant to any

                   plan of merger, consolidation,

                   recapitalization, reorganization or

                   readjustment of the securities of the issuer

                   of such securities, or pursuant to provisions

                   for conversion contained in such securities,

                   or pursuant to any deposit agreement; provided

                   that, in any such case, the new securities and

                   cash, if any, are to be delivered to the

                   Custodian; In the case of warrants, rights or

                   similar securities, the surrender thereof in

                   the exercise of such warrants, rights or

                   similar securities or the surrender of interim

                   receipts or temporary securities for

                   definitive securities; provided that, in any

                   such case, the new securities and cash, if

                   any, are to be delivered to the Custodian;

              10)  For delivery in connection with any loans of

                   securities made by the Portfolio, but only

                   against receipt of adequate collateral as

                   agreed upon from time to time by the Custodian

                   and the Fund on behalf of the Portfolio, which

                   may be in the form of cash or obligations

                   issued by the United States government, its

                   agencies or instrumental- ities, except that

                   in connection with any loans for which

                   collateral is to be credited to the

                   Custodian's account in the book-entry system

                   authorized by the U.S. Department of the

                   Treasury, the Custodian will not be held

                   liable or responsible for the delivery of

                   securities owned by the Portfolio prior to the

                   receipt of such collateral;

              11)  For delivery as security in connection with

                   any borrowings by the Fund on behalf of the

                   Portfolio requiring a pledge of assets by the,

                   Fund on behalf of the Portfolio, but only

                   against receipt of amounts borrowed;

              12)  For delivery in accordance with the provisions

                   of any agreement among the Fund on behalf of

                   the Portfolio, the Custodian and a broker-

                   dealer registered under the Securities

                   Exchange Act of 1934 (the "Exchange Act") and

                   a member of The National Association of

                   Securities Dealers, Inc. CtNASD"), relating to

                   compliance with the rules of The Options

                   Clearing Corporation and of any registered

                   national securities exchange, or of any

                   similar organization or organizations,

                   regarding escrow or other arrangements in

                   connection with transactions by the Portfolio

                   of the Fund;

              13)  For delivery in accordance with the provisions

                   of any agreement among the Fund on behalf of

                   the Portfolio, the Custodian, and a Futures

                   Commission Merchant registered under the

                   Commodity Exchange Act, relating to compliance

                   with the rules of the Commodity Futures

                   Trading Commission and/or any Contract Market,

                   or any similar organization or organizations,

                   regarding account deposits in connection with

                   transactions by the Portfolio) of the Fund;

              14)  Upon receipt of instructions from the transfer

                   agent ("Transfer Agent") for the Fund, for

                   delivery to such Transfer Agent or to the

                   holders of shares in connection with

                   distributions in kind, as may be described

                   from time to time in the currently effective

                   prospectus and statement of additional

                   information of the Fund, related to the

                   Portfolio ("Prospectus"), in satisfaction of

                   requests by holders of Shares for repurchase

                   or redemption; and

              15)  For any other proper corporate purpose, but

                   only upon receipt of, in addition to Proper

                   Instructions from the Fund on behalf of the

                   applicable Portfolio, a certified copy of a

                   resolution of the Board of Directors or of the

                   Executive Committee signed by an officer of

                   the Fund and certified by the Secretary or an

                   Assistant Secretary, specifying the securities

                   of the Portfolio to be delivered, setting

                   forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the

                   person or persons to whom delivery of such

                   securities shall be made.

2.3      Registration of Securities. Securities held by the

         Custodian (other than bearer securities) shall be

         registered in the name of the Portfolio or in the name

         of any nominee of the Fund on behalf of the Portfolio or

         of any nominee of the Custodian which nominee shall be

         assigned exclusively to the Portfolio, unless the Fund

         has authorized in writing the appointment of a nominee

         to be used in common with other registered investment

         companies having the same investment adviser as the

         Portfolio, or in the name or nominee name of any agent

         appointed pursuant to, Section 2.11 or in the name or

         nominee name of any sub-custodian appointed pursuant to

         Article 1.  All securities accepted by the Custodian on

         behalf of the Portfolio under the terms of this Contract

         shall be in "street name" or other good delivery form.

2.4      Bank Accounts. The Custodian shall open and maintain a

         separate bank account or accounts in the name of each

         Portfolio of the Fund, subject only to draft or order by

         the Custodian acting pursuant to the terms of this

         Contract, and shall hold in such account or accounts,

         subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account

         established and used in accordance with Rule 17f-3 under

         the Investment Company Act of 1940. Funds held by the

         Custodian for a Portfolio may be deposited by it to its

         credit as Custodian in the Banking Department of the

         Custodian or in such other banks or trust companies as

         it may in its discretion, deem necessary or desirable;

         provided, however, that every such bank or trust company

         shall be qualified to act as a custodian under the

         Investment Company Act of 1940 and that each such bank

         or trust company and the funds to be deposited with each

         such bank or trust company shall on behalf of each

         applicable Portfolio be approved by vote of a majority

         of the Board of Directors of the Fund. Such funds shall

         be deposited by the Custodian in its capacity as

         Custodian and shall be withdrawable by the Custodian

         only in that capacity.

2.5      Payments for Shares. The Custodian shall receive from

         the distributor for the Shares or from the Transfer

         Agent of the Fund and deposit into the account of the

         appropriate Portfolio such payments as are received for

         Shares of that Portfolio issued or sold from time to

         time by the Fund. The Custodian will provide timely

         notification to the Fund on behalf of each such

         Portfolio and the Transfer Agent of any receipt by it of

         payments for Shares of such Portfolio

2.6      Availability of Federal Funds. Upon mutual agreement

         between the Fund on 'behalf of each applicable Portfolio

         and the Custodian, the Custodian shall, upon the receipt

         of Proper Instructions from the Fund on behalf of a

         Portfolio, make federal funds available to such

         Portfolio as of specified timea agreed upon from time to

         time by the Fund and the Custodian in the amount of

         checks received in payment for Shares of such Portfolio

         which are deposited into the Portfolio's account.

2.7      Collection of Income. The Custodian shall collect on a

         timely basis all income and other payments with respect

         to registered securities held hereunder to which each

         Portfolio shall be entitled either by law or pursuant to

         custom in the securities business, and shall collect on

         a timely basis all income and other payments with

         respect to bearer securities if, on the date of payment

         by the issuer, such securities are held by the Custodian

         or its agent thereof and shall credit such Income, as

         collected, to such Portfolio's custodian account.

         Without limiting the generality of the foregoing, the

         Custodian shall detach and present for payment all

         coupons and other income items requiring presentation as

         and when they become due and shall collect interest when due on securities held hereunder. Income due each

         Portfolio on securities loaned pursuant to the

         provisions of Section 2.2 (10) shall be the

         responsibility of the Fund. The Custodian will have no

         duty or responsibility in connection therewith, other

         than to provide the Fund with such information or data

         as may be necessary to assist the Fund in arranging for

         the timely delivery to the Custodian of the incOme to

         which the Portfolio is properly entitled.

2.8      Payment of Fund Monies. Upon receipt of Proper

         Instructions from the Fund on behalf of the applicable

         Portfolio, which may be continuing instructions when

         deemed appropriate by the parties, the Custodian shall

         pay out monies of a Portfolio in the following cases

         only:

              1)   Upon the purchase of securities, options,

                   futures contracts or options on futures

                   contracts for the account of the Portfolio but

                   only (a) against the delivery of such

                   securities or evidence of title to such

                   options, futures contracts or options on

                   futures contracts to the Custodian (or any

                   bank, banking firm or trust company doing

                   business in the United States or abroad which

                   is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its

                   agent for this purpose) registered in the name

                   of the Portfolio or in the name of a nominee

                   Of the Custodian referred to in Section 2.3

                   hereof or in proper form for transfer; (b) in

                   the case of a purchase effected through a

                   Securities System, in accordance with the

                   conditions set forth in Section 2.12 hereof;

                   or (c) In the case of a purchase involving the

                   Direct Paper System, in accordance with the

                   conditions set forth in Section 2.12A; or (d)

                   in the case of repurchase agreements entered

                   into between the Fund on behalf of the

                   Portfolio and the, Custodian, or another bank,

                   or a broker-deale'r which is a member of NASD,

                   (I) against delivery of the securities either

                   in certificate form or through an entry

                   crediting the Custodian's account at the

                   Federal Reserve Bank with such securities or

                   (ii) against delivery of the receipt

                   evidencing purchase by the Portfolio of

                   securities owned by the Custodian along with

                   written evidence of the agreement by the

                   Custodian to repurchase such securities from

                   the Portfolio;

              2)   In connection with conversion, exchange or

                   surrender of securities owned by the Portfolio

                   as set forth in Section 2.2 hereof;

              3)   For the redemption or repurchase of Shares

                   issued by the Portfolio as set forth in

                   Section 2.10 hereof;

              4)   For the payment of any expense or liability

                   incurred by the Portfolio, including but not

                   limited to the following payments for the

                   account of the Portfolio: interest, taxes,

                   management, accounting, transfer agent and

                   legal fees, and operating expenses of the Fund

                   whether or not such expenses are to be in

                   whole or part capitalized or treated as

                   deferred expenses;

              5)   For the payment of any dividends on Shares of

                   the Portfolio declared pursuant to the

                   governing documents of the Fund;

              6)   For payment of the amount of dividends

                   received in respect of securities sold short;

              7)   For any other proper purpose, but only upon

                   receipt of, in addition to Proper Instructions

                   from the Fund on behalf of the Portfolio, a certified copy of a resolution of the Board of

                   Directors or of the Executive Committee of the

                   Fund signed by an officer of the Fund and

                   certified by its Secretary or an Assistant

                   Secretary, specifying the amount of such

                   payment, setting forth the purpose for which

                   such payment is to be made, declaring such

                   purpose to be a proper purpose, and naming the

                   person or persons to whom such payment is to

                   be made.

2.9      Liability for Payment in Advance of Receipt of

         Securities Purchased.  In any and every case where

         payment for purchase of securities for the account of a

         Portfolio is made by the Custodian in advance of receipt

         of the securities purchased in the absence of specific

         written instructions from the Fund on behalf of such

         Portfolio to so pay in advance, the Custodian shall be

         absolutely liable to the Fund for such securities to the

         same extent as if the securities had been received by

         the Custodian.

2.10     Payments for Repurchases or Redemptions of Shares of the

         Fund. From such funds as may be available for the

         purpose but subject to the limitations of the Articles

         of Incorporation and any applicable votes of the Board

         of Directors of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer

         Agent, make funds available for payment to holders of

         Shares who have delivered to the Transfer Agent a

         request for redemption or repurchase of their Shares. In

         connection with the redemption or repurchase of Shares

         of a Portfolio, the Custodian is authorized upon receipt

         of instructions from the Transfer Agent to wire funds to

         or through a commercial bank designated by the redeeming

         shareholders. In connection with the redemption or

         repurchase of Shares of the Fund, the Custodian shall

         honor checks drawn on the Custodian by a holder of

         Shares, which checks have been furnished by the Fund to

         the holder of Shares, when presented to the Custodian in

         accordance with such procedures and controls as are

         mutually agreed upon from time to time between the Fund

         and the Custodian.

2.11     Appointment of Agent;. The Custodian may at any time or

         times in its discretion appoint (and may at any time

         remove) any other bank or trust company which is itself

         qualified under the Investment Company Act of 1940, as

         amended, to act as a custodian, as its agent to carry

         out such of the provisions of this Article 2 as the

         Custodian may from time to time direct; provided,

         however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.12     Deposit of Fund Assets in Securities Systems. The

         Custodian may deposit and/or maintain securities owned

         by a Portfolio in a clearing agency registered with the

         Securities and Exchange Commission under Section 17A of

         the Securities Exchange Act of 1934, which acts as a

         securities depository, or in the book-entry system

         authorized by the U.S. Department of the Treasury and

         certain federal agencies, collectively referred to

         herein as "Securities System" in accordance with

         applicable Federal Reserve Board and Securities and

         Exchange Commission rules and regulations, if any, and

         subject to the following provisions:

              1)   The Custodian may keep securities of the

                   Portfolio in a Securities System provided that

                   such securities are represented in an account

                   ("Account") of the Custodian in the Securities

                   System which shall not include any assets of

                   the Custodian other than assets held as a

                   fiduciary, custodian or otherwise for

                   customers;

              2)   The records of the Custodian with respect to

                   securities of the Portfolio which are

                   maintained in a Securities System shall
                   identify by book-entry those securities

                   belonging; to the Portfolio;

              3)   The Custodian shall pay for securities

                   purchased for the account of the Portfolio

                   upon (i) receipt of advice from the Securities

                   System that such securities have been

                   transferred to the Account, and (ii) the

                   making of an entry on the records of the

                   Custodian to reflect such payment and transfer

                   for the account of the Portfolio. The

                   Custodian shall transfer securities sold for

                   the account of the Portfolio upon (i) receipt

                   of advice from the Securities System that

                   payment for such securities has been

                   transferred to the Account, and (ii) the

                   making of an entry on the records of the

                   Custodian to reflect such transfer and payment

                   for the account of the Portfolio. Copies of

                   all advices from the Securities System of

                   transfers of securities for the account of the

                   Portfolio shall identify the Portfolio, be

                   maintained for the Portfolio by the Custodian

                   and be provided to the Fund at its request.

                   Upon request, the Custodian shall furnish the

                   Fund on behalf of the Portfolio confirmation of each transfer to or from the account of the

                   Portfolio in the form of a written advice or

                   notice and shall furnish to the Fund on behalf

                   of the Portfolio copies of daily transaction

                   sheets reflecting each day's transactions in

                   the Securities System for the account of the

                   Portfolio.

              4)   The Custodian shall provide the Fund for the

                   Portfolio with any report obtained by the

                   Custodian on the Securities System's

                   accounting system, internal accounting control

                   and procedures for safeguarding securities

                   deposited in the Securities System;

              5)   The Custodian shall have received from the

                   Fund on behalf of the Portfolio the initial or

                   annual certificate, as the case may be,

                   required by Article 9 hereof;

              6)   Anything to the contrary in this Contract

                   notwithstanding, the Custodian shall be liable

                   to the Fund for the benefit of the Portfolio

                   for any loss or damage to the Portfolio

                   resulting from use of the Securities System by

                   reason of any negligence, misfeasance or

                   misconduct of the Custodian or any of its

                   agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it

                   may have against the Securities System; at the

                   election of the Fund, it shall be entitled tc

                   be subrogated to the rights of the Custodian

                   with respect to any claim against the

                   Securities System or any other person which

                   the Custodian may have as a consequence of any

                   such 'Loss or damage if and to the extent that

                   the Portfolio has not been made whole for any

                   such loss or damage.

2.12A    Fund Assets Held in the Custodian's Direct Paper System.

         The Custodian may deposit and/or maintain securities

         owned by a Portfolio in the Direct Paper System of the

         Custodian subject to the following provisions:

              1)   No transaction relating to securities in the

                   Direct Paper System will be effected in the

                   absence of Proper Instructions from the Fund

                   on behalf of the Portfolio;

              2)   The Custodian may keep securities of the

                   Portfolio in the Direct Paper System only if

                   such securities are represented in an account

                   ("Account") of the Custodian in the Direct

                   Paper System which shall not include any

                   assets of the Custodian other than assets held




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

                   as a fiduciary, custodian or otherwise for

                   customers;

              3)   The records of the Custodian with respect to

                   securities of the Portfolio which are

                   maintained in the Direct Paper System shall

                   identify by book-entry those securities

                   belonging to the Portfolio;

              4)   The Custodian shall pay for securities

                   purchased, for the account of the Portfolio

                   upon the making of an entry on the records of

                   the Custodian to reflect such payment and

                   transfer of securities to the account of the

                   Portfolio. The Custodian shall transfer

                   securities sold for the account of the

                   Portfolio upon the making of an entry on the

                   records of the Custodian to reflect such

                   transfer and receipt of payment for the

                   account of the Portfolio;

              5)   The Custodian shall furnish the Fund on behalf

                   of the Portfolio confirmation of each transfer

                   to or from the account of the Portfolio, in

                   the form of a written advice or notice, of

                   Direct Paper on the next business day

                   following such transfer and shall furnish to

                   the Fund on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Securities System for the

                   account of the Portfolio;

              6)   The Custodian shall provide the Fund on behalf

                   of the Portfolio with any report on its system

                   of internal accounting control as the Fund may

                   reasonably request from time to time.

2.13     Segregated Account. The Custodian shall upon receipt of

         Proper Instructions from the Fund on behalf of each

         applicable Portfolio establish and maintain a segregated

         account or accounts for and on behalf of each such

         Portfolio, into which account or accounts may be

         transferred cash and/or securities, including securities

         maintained in an account by the Custodian pursuant to

         Section 2.12 hereof, (i) in accordance with the

         provisions of any agreement among the Fund on behalf of

         the Portfolio, the Custodian and a broker-dealer

         registered under the Exchange Act and a member of the

         NASD (or any futures commission merchant registered

         under the Commodity Exchange Act), relating to

         compliance with the rules of The Options Clearing

         Corporation and of any registered national securities

         exchange (or the Commodity Futures Trading Commission or

         any registered contract market), or of any similar

         organization or organizations, regarding escrow or other arrangements in connection with transactions by the

         Portfolio, (ii) for purposes of segregating cash or

         grovernment securities in connection with options

         purchased, sold or written by the Portfolio or commodity

         futures contracts or options thereon purchased or sold

         by the Portfolio, (iii) for the purposes of compliance

         by the Portfolio with the procedures required by

         Investment Company Act Release No. 10666, or any

         subsequent release or releases of the Securities and

         Exchange Commission relating to the maintenance of

         segregated accounts by registered investment companies

         and (iv) for other proper corporate purposes, but only,

         in the case of clause (iv), upon receipt of, in addition

         to Proper Instructions from the Fund on behalf of the

         applicable Portfolio, a certified copy of a resolution

         of the Board of Directors or of the Executive Committee

         signed by an officer of the Fund and certified by the

         Secretary or an Assistant Secretary, setting forth the

         purpose or purposes of such segregated account and

         declaring such purposes to be proper corporate purposes.

2.14     Ownership Certificates for Tax Purposes. The Custodian

         shall execute ownership and other certificates and

         affidavits for all federal and state tax purposes in

         connection with receipt of income or other payments with re spect to securities of each Portfolio held by it and in connection with transfers of securities.

2.15     Proxies. The Custodian shall, with respect to the

         securities held hereunder, cause to be promptly executed

         by the registered holder of such securities, if the

         securities are registered otherwise than in the name of

         the Portfolio or a nominee of the Portfolio, all

         proxies, without indication of the manner in which such

         proxies are to be voted, and shall promptly deliver to

         the Portfolio such proxies, all proxy soliciting

         materials, and all notices relating to such securities.

2.16     Communications Relating to Portfolio Securities.  The

         Custodian shall transmit promptly to the Fund for each

         Portfolio all written information (including, without

         limitation, pendency of calls,and maturities of

         securities and expirations of rights in connection

         therewith and notices of exercise of call and put

         options written by the Fund on behalf of the Portfolio

         and the maturity of futures contracts purchased or sold

         by the Portfolio) received by the Custodian from issuers

         of the securities being held for the Portfolio. With

         respect to tender or exchange offers, the Custodian

         shall transmit promptly to the Portfolio all written

         information received by the Custodian from issuers of

         the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action

         with respect to any tender offer, exchange offer or any

         other similar transaction, the Portfolio shall notify

         the Custodian at least three business days prior to the

         date on which the Custodian is to take such action.

2.17     Proper Instructions. Proper Instructions as used

         throughout this Article 2 means a writing signed or

         initialled by one or more person or persons as the Board

         of Directors shall have from time to time authorized.

         Each such writing shZLll set forth the specific

         transaction or type of transaction involved, including a

         specific statement ol: the purpose for which such action

         is requested. Oral instructions will be considered

         Proper Instructions if the Custodian reasonably believes

         them to have been given by a person authorized to give

         such instructions with respect to the transaction

         involved. The Fund shall cause all oral instructions to

         be confirmed in writing. Upon receipt of a certificate

         of the Secretary or an Assistant Secretary as to the

         authorization by the Board of Directors of the Fund

         accompanied by a detailed description of procedures

         approved by the Board of Directors, Proper Instructions

         may include communications effected directly between

         electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the

         Portfolios' assets. For purposes of this Section, Proper

         Instructions shall include instructions received by the

         Custodian pursuant to any three-party agreement which

         requires a segregated asset account in accordance with

         Section 2.13.

2.18     Actions Permitted without Express Authority. The

         Custodian may in its discretion, without express

         authority from the Fund on behalf of each applicable

         Portfolio:

              1)   make payments to itself or others for minor

                   expenses of handling securities or other

                   similar items relating to its duties under

                   this Contract, provided that all such payments

                   shall be accounted for to the Fund on behalf

                   of the Portfolio;

              2)   surrender securities in temporary form for

                   securities in definitive form;

              3)   endorse for collection, in the name of the

                   Portfolio, checks, drafts and other negotiable

                   instruments; and

              4)   in general, attend to all non-discretionary

                   details in connection with the sale, exchange,

                   substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by

                   the Board of Directors of the Fund.

2.19     Evidence of Authority. The Custodian shall be protected

         in acting upon any instructions, notice, request,

         consent, certificate or Other instrument or paper

         believed by it to be genuine and to have been properly

         executed by or on behalf of the Fund. The Custodian may

         receive and accept a certified copy of a vote of the

         Board of Directors of the Fund as conclusive evidence

         (a) of the authority of any person to act in accordance

         with such vote or (b) of any determination or of any

         action by the Board of Directors pursuant to the

         Articles of Incorporation as described in such vote, and

         such vote may be considered as in full force and effect

         until receipt by the Custodian of written notice to the

         contrary.

3.       Duties of Custodian with Respect to the Books of Account

         and Calculation of Net Asset Value and Net Income.

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Board of

Directors of the Fund to keep the books of account of each

Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Fund on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Fund's currently effective prospectus related to such Portfolio and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Fund's currently

effective prospectus related to such Portfolio.

4.       Records

         The Custodian shall with respect to each Portfolio

create and maintain all records relSting to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940,

with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized

officers, employees or agents of the Fund and employees and

agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to ~do so by the Fund and for such compensation as shall be agreed upon between the Fund and the

Custodian, include certificate numbers in such tabulations.

5.       Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund on behalf of each applicable Portfolio may.from time to time request, to obtain from year to year favorable opinions from the

Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form

N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other

requirements of such Commission.

6.       Reports to Fund by Independent Public Accountants

         The Custodian shall provide the Fund, on behalf of each

of the Portfolios at such times as the Fund may reasonably

require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a

Securities System, relating to the services provided by the

Custodian under this Contract; such reports, shall be of

sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would bet disclosed by such examination,

and, if there are no such inadequacies, the reports shall so state

7.       Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as

agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

8.       Responsibility of Custodian

              So long as and to the extent that it is in the

exercise of reasonable care, the Custodian shall not be

responsible for the title, validity or genuineness of any

property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the

Fund) on all matters, and shall be without liability for any action 'reasonably taken or omitted pursuant to such advice.

Notwithstanding the foregoing, the responsibility of the

Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the

Custodian and the Fund.

         If the Fund on behalf of a Portfolio requires the

Custodian to take any action with respect to securities, which action involves the payment of' money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the

payment of money or Incurring liability of some other form, the

Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the

Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian to advance cash or

securities for any purpose for the benefit of a Portfolio or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract,

except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any

property at any time held for the account of the applicable

Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

9.       Effective Period, Termination and Amendment

         This Contract shall become effective as of its

execution, shall continue in full force and effect until

terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed,

postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund has approved the initial use of a particular Securities System by such Portfolio and the receipt of an annual certificate of the

Secretary or an Assistant Secretary that the Board of Directors has reviewed the use by such Portfolio of such Securities System,

as required in each case by Rule 17f-4 under the Investment

Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.12A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors has approved the Initial use of the Direct Paper System by such Portfolio and the receipt of an annual certificate of the Secretary or an

Assistant Secretary that the Board of Directors has reviewed the use by such Portfolio of the Direct Paper System; provided

further, however, that the Fund shall not amend or terminate this

Contract in contravention of any applicable federal or state regulations, or any provision. of the Articles of Incorporation,

and further provided, that the Fund on behalf of one or more of the Portfolios may at-any time by action of its Board of

Directors (I) substitute another bank or trust company for the

Custodian by giving notice as described above to the Custodian,

or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the

Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of 'the Contract, the Fund on behalf of

each applicable Portfolio shall pay to the Custodian such

compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

10.      Successor Custodian

         If a successor custodian for the Fund, of one or more of

the Portfolios shall be appointed by the Board of Directors of the Fund, the Custodian shall., upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable

Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Board of

Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the

Custodian shall have the right: to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company

Act of 1940, doing business In Boston, Massachusetts, of its own selection, having an aggregate! capital, surplus, and undivided profits, as shown by its last published report, of not less than

425,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each

applicable Portfolio and to transfer to an account of such

successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this

Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of

termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of

Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities,

funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.

Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto,

provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Articles of Incorporation of the Fund. No

interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this

Contract.

12. Additional Funds

         In the event that the. Fund establishes one or more

series of Shares in addition to the California Portfolio, High

Bracket Tax Free Portfolio, High Income Tax Free Portfolio,

Insured California Portfolio, and New York Portfolio with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the

Custodian in writing, and if the Custodian agrees In writing to provide such services, such series of Shares shall become a

Portfolio hereunder.

13.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof  interpreted under and in accordance with laws of The

Commonwealth of Massachusetts.

14.      Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund on behalf of each of the Portfolios and the Custodian relating to the custody of the

Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this

instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the i6th day of November, 1987.

ATTEST                       ALLIANCE TAX-FREE INCOME FUND, INC.


/s/                             /s/
________________________     By_________________________________
Secretary                                   President


ATTEST                       STATE STREET BANK AND TRUST COMPANY


/s/                             /s/
_______________________      By_________________________________
  Assistant Secretary                   Vice President





































                               37
00250011.AO5